FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Declares Fiscal Year 2016 Second Quarter Distribution of $0.32 Per Share and Announces Fiscal Year 2016 Second Quarter Financial Results

CHICAGO, IL, May 5, 2016 – Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC), today announced its financial results for its second fiscal quarter ended March 31, 2016.

Except where the context suggests otherwise, the terms "we," "us," "our," and "Company" refer to Golub Capital BDC, Inc. and its consolidated subsidiaries. "GC Advisors" refers to GC Advisors LLC, our investment adviser.

Golub Capital BDC, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(In thousands, except share and per share data)

	March 31, 2016	December 31, 2015
Investment portfolio, at fair value	$1,611,702	$1,528,462
Total assets	$1,665,015	$1,640,847
Net asset value per share	$15.85	$15.89

	Quarter Ended
	March 31, 2016	December 31, 2015
Investment income	$30,762	$30,500
Net investment income	$16,868	$14,999
Net gain (loss) on investments and secured borrowings	$(2,691)	$5,640
Net increase in net assets resulting from operations	$14,177	$20,639

Net earnings per share	$0.28	$0.40
Net gain (loss) on investments and secured borrowings per share	$(0.05)	$0.11
Net investment income per share	$0.33	$0.29
Accrual for capital gain incentive fee per share	$(0.01)	$0.03
Net investment income before capital gain incentive fee accrual per share (1)	$0.32	$0.32

(1)	As a supplement to U.S. generally accepted accounting principles ("GAAP") financial measures, the Company has provided this non-GAAP performance result. The Company believes that this non-GAAP financial measure is useful as it excludes the accrual of the capital gain incentive fee, which is not contractually payable under the terms of the investment advisory agreement with GC Advisors.

Second Fiscal Quarter 2016 Highlights

•	Net increase in net assets resulting from operations for the quarter ended March 31, 2016 was $14.2 million, or $0.28 per share, as compared to $20.6 million, or $0.40 per share, for the quarter ended December 31, 2015;
•	Net investment income for the quarter ended March 31, 2016 was $16.9 million, or $0.33 per share, as compared to $15.0 million, or $0.29 per share, for the quarter ended December 31, 2015;
•	Net investment income for the quarter ended March 31, 2016 excluding a $0.5 million reversal in the accrual for the capital gain incentive fee under GAAP was $16.4 million, or $0.32 per share, as compared to $16.4 million, or $0.32 per share, when excluding a $1.4 million accrual for the capital gain incentive fee under GAAP, for the quarter ended December 31, 2015;
•	Net loss on investments and secured borrowings for the quarter ended March 31, 2016 was $2.7 million, or ($0.05) per share, as compared to a gain of $5.6 million, or $0.11 per share, for the quarter ended December 31, 2015; and
•	Our board of directors declared a quarterly distribution on May 3, 2016 of $0.32 per share, payable on June 29, 2016 to stockholders of record as of June 6, 2016.
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Portfolio and Investment Activities

As of March 31, 2016, the Company had investments in 176 portfolio companies with a total fair value of $1,494.7 million and had investments in subordinated notes and limited liability company (“LLC”) equity interests in Senior Loan Fund LLC (“SLF”) with a total fair value of $117.0 million. This compares to the Company’s portfolio as of December 31, 2015, as of which date the Company had investments in 169 portfolio companies with a total fair value of $1,416.5 million and had investments in subordinated notes and LLC equity interests in SLF with a total fair value of $111.9 million. Investments in portfolio companies as of March 31, 2016 and December 31, 2015 consisted of the following:

	As of March 31, 2016		As of December 31, 2015
	Investments	Percentage of	Investments	Percentage of
Investment	at Fair Value	Total	at Fair Value	Total
Type	(In thousands)	Investments	(In thousands)	Investments
Senior secured	$179,513	11.1%	$178,284	11.7%
One stop	1,210,690	75.1	1,135,424	74.3
Second lien	38,909	2.4	39,588	2.6
Subordinated debt	1,911	0.1	1,721	0.1
Subordinated notes in SLF (1)	85,321	5.3	82,730	5.4
LLC equity interests in SLF (1)	31,698	2.0	29,199	1.9
Equity	63,660	4.0	61,516	4.0
Total	$1,611,702	100.0%	$1,528,462	100.0%

(1)	Proceeds from the subordinated notes and LLC equity interests invested in SLF were utilized by SLF to invest in senior secured loans.

The following table shows the asset mix of our new investment commitments for the three months ended March 31, 2016:

	For the three months ended March 31, 2016
	New Investment
	Commitments	Percentage of
	(In thousands)	Commitments

Senior secured	$37,027	23.8%
One stop	112,958	72.5
Subordinated notes in SLF	3,452	2.2
LLC equity interests in SLF	1,483	1.0
Equity securities	768	0.5

Total new investment commitments	$155,688	100.0%

Overall, total investments at fair value increased by 5.4%, or $83.2 million, during the three months ended March 31, 2016 after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gains (losses). Total investments at fair value held by SLF increased by 1.8%, or $6.4 million, after factoring in debt repayments, sales of securities, net fundings on revolvers and net change in unrealized gains (losses).

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For the three months ended March 31, 2016, the weighted average annualized investment income yield (which includes interest and fee income and amortization of capitalized fees and discounts) and the weighted average annualized income yield (which excludes income resulting from amortization of capitalized fees and discounts) on the fair value of income producing investments in the Company’s portfolio were 8.0% and 7.6%, respectively.

Consolidated Results of Operations

Total investment income for the quarters ended March 31, 2016 and December 31, 2015 was $30.8 million and $30.5 million, respectively. This $0.3 million increase was primarily attributable to higher fee income from prepayments and increased dividend income during the quarter ended March 31, 2016.

Total expenses for the quarters ended March 31, 2016 and December 31, 2015 were $13.9 million and $15.2 million, respectively. This $1.3 million decrease was primarily attributable to a decrease in the accrual for capital gain incentive fee under GAAP due to higher unrealized depreciation in our portfolio.

During the quarter ended March 31, 2016, the Company recorded net realized gains of $0.2 million and recorded net unrealized depreciation of $2.9 million that was primarily driven by the negative credit adjustment related to one non-accrual investment.

Liquidity and Capital Resources

The Company’s liquidity and capital resources are derived from the Company’s debt securitizations, U.S. Small Business Administration (“SBA”) debentures, revolving credit facility and cash flow from operations. On February 11, 2016, the SBA approved GC SBIC V, L.P.’s application for an additional $75 million of debenture commitments. The Company’s primary uses of funds from operations include investment in portfolio companies and payment of fees and other expenses that the Company incurs. The Company has used, and expects to continue to use, its debt securitizations, SBA debentures, revolving credit facility, proceeds from its investment portfolio and proceeds from offerings of its securities and its dividend reinvestment plan to finance its investment objectives.

As of March 31, 2016, the Company had cash and cash equivalents of $5.3 million, restricted cash and cash equivalents of $36.9 million and $840.1 million of debt and secured borrowings outstanding. As of March 31, 2016, the Company had $52.4 million of remaining commitments and $9.7 million available for additional borrowings on its revolving credit facility, subject to leverage and borrowing base restrictions. As of March 31, 2016, the Company had $68.5 million of additional SBA debentures available, subject to customary SBA regulatory requirements.

On May 3, 2016, the Company’s board of directors declared a quarterly distribution of $0.32 per share, payable on June 29, 2016 to holders of record as of June 6, 2016.

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Portfolio and Asset Quality

GC Advisors regularly assesses the risk profile of each of the Company’s investments and rates each of them based on an internal system developed by Golub Capital and its affiliates. This system is not generally accepted in our industry or used by our competitors. It is based on the following categories, which we refer to as GC Advisors’ internal performance ratings:

Internal Performance Ratings
Rating	Definition
5	Involves the least amount of risk in our portfolio. The borrower is performing above expectations, and the trends and risk factors are generally favorable.
4	Involves an acceptable level of risk that is similar to the risk at the time of origination. The borrower is generally performing as expected, and the risk factors are neutral to favorable.
3	Involves a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination. The borrower may be out of compliance with debt covenants; however, loan payments are generally not past due.
2	Involves a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 180 days past due).
1	Involves a borrower performing substantially below expectations and indicates that the loan’s risk has substantially increased since origination. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 1 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our internal performance ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or represent or reflect any third-party assessment of any of our investments.

The following table shows the distribution of the Company’s investments on the 1 to 5 internal performance rating scale at fair value as of March 31, 2016 and December 31, 2015:

	March 31, 2016		December 31, 2015
Internal	Investments	Percentage of	Investments	Percentage of
Performance	at Fair Value	Total	at Fair Value	Total
Rating	(In thousands)	Investments	(In thousands)	Investments
5	$109,610	6.8%	$79,344	5.2%
4	1,370,545	85.0	1,342,163	87.8
3	126,689	7.9	89,819	5.9
2	1,746	0.1	17,136	1.1
1	3,112	0.2	–	–
Total	$1,611,702	100.0%	$1,528,462	100.0%

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Conference Call

The Company will host an earnings conference call at 10:00 a.m. (Eastern Time) on Friday, May 6, 2016 to discuss the quarterly financial results. All interested parties may participate in the conference call by dialing (877) 256-8284 approximately 10-15 minutes prior to the call; international callers should dial (303) 223-4396. Participants should reference Golub Capital BDC, Inc. when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations link on the homepage of our website (www.golubcapitalbdc.com) and click on the Quarter Ended 3.31.16 Investor Presentation under Events/Presentations. An archived replay of the call will be available shortly after the call until 12:00 a.m. (Eastern Time) on June 5, 2016. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21809539.

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Golub Capital BDC, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(In thousands, except share and per share data)

	March 31, 2016	December 31, 2015
Assets	(unaudited)	(unaudited)
Investments, at fair value (cost of $1,601,440 and $1,515,330, respectively)	$1,611,702	$1,528,462
Cash and cash equivalents	5,335	6,871
Restricted cash and cash equivalents	36,863	94,199
Interest receivable	6,021	5,881
Receivable from investments sold	4,822	5,079
Other assets	272	355
Total Assets	$1,665,015	$1,640,847

Liabilities
Debt	$840,050	$809,050
Less unamortized debt issuance costs	6,454	6,448
Debt less unamortized debt issuance costs	833,596	802,602
Secured borrowings, at fair value (proceeds of $330 and $342, respectively)	334	346
Interest payable	3,136	4,872
Management and incentive fees payable	9,590	9,566
Payable for open trades	–	4,677
Accounts payable and accrued expenses	2,053	2,365
Accrued trustee fees	56	59
Total Liabilities	848,765	824,487

Net Assets
Preferred stock, par value $0.001 per share, 1,000,000 shares authorized,
zero shares issued and outstanding as of March 31, 2016 and December 31, 2015	–	–
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 51,511,221 and 51,379,787 shares issued and outstanding as of March 31, 2016 and December 31, 2015,
respectively	51	51
Paid in capital in excess of par	794,135	791,980
Undistributed net investment income	3,239	2,813
Net unrealized appreciation (depreciation) on investments and secured borrowings	12,927	15,796
Net realized gain (loss) on investments and secured borrowings	5,898	5,720
Total Net Assets	816,250	816,360
Total Liabilities and Total Net Assets	$1,665,015	$1,640,847

Number of common shares outstanding	51,511,221	51,379,787
Net asset value per common share	$15.85	$15.89

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Golub Capital BDC, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share data)

	Three months ended
	March 31, 2016	December 31, 2015
	(unaudited)	(unaudited)
Investment income
Interest income	$29,110	$29,193
Dividend income	1,178	1,007
Fee income	474	300

Total investment income	30,762	30,500

Expenses
Interest and other debt financing expenses	6,833	6,731
Base management fee	5,405	5,314
Incentive fee	180	1,771
Professional fees	700	731
Administrative service fee	609	503
General and administrative expenses	136	149

Total expenses	13,863	15,199

Net investment income - before excise tax	16,899	15,301

Excise tax	31	302

Net investment income - after excise tax	16,868	14,999

Net gain (loss) on investments and secured borrowings
Net realized gain (loss) on investments	178	4,978
Net change in unrealized appreciation (depreciation) on investments
and secured borrowings	(2,869)	662

Net gain (loss) on investments and secured borrowings	(2,691)	5,640

Net increase in net assets resulting from operations	$14,177	$20,639

Per Common Share Data
Basic and diluted earnings per common share	$0.28	$0.40
Dividends and distributions declared per common share	$0.32	$0.32
Basic and diluted weighted average common shares outstanding	51,382,676	51,302,788

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ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in senior secured and one stop loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital is a nationally recognized credit asset manager with over $15 billion of capital under management. The firm has an award-winning middle market lending business. Golub Capital has three highly complementary business lines led by experienced teams of credit professionals: Middle Market Lending, Late Stage Lending and Broadly Syndicated Loans. Golub Capital’s lending offices are located in Chicago, New York, San Francisco and Charlotte. For more information, please visit the firm’s website at www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune

312-284-0111

rteune@golubcapital.com

Source: Golub Capital BDC, Inc.

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